SECURITIES AND EXCHANGE COMMISSION
			Washington, D.C. 20549


				FORM 8-K

		 	   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
				Act of 1934


Date of Report (Date of earliest event reported)   May 26, 1998



				SPRINT CORPORATION
	(Exact name of Registrant as specified in its charter)

     Kansas		     0-4721			 48-0457967
   (State of 	  (Commission 	    (I.R.S. Employer
 Incorporation)	  File Number)	   Identification No.)

 2330 Shawnee Mission Parkway, Westwood, Kansas   66205
(Address of principal executive offices)		(Zip Code)


Registrant's telephone number, including area code 	(913) 624-3000



  (Former name or former address, if changed since last report)


	  P. O. Box 11315, Kansas City, Missouri 64112
	(Mailing address of principal executive offices)

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Item 5.  Other Events.

Agreement Regarding Restructuring of Wireless Operations

	On May 26, 1998, the registrant announced that it had entered into an agreement with Tele-Communications, Inc. (TCI), Comcast Corporation (Comcast) and Cox Communications, Inc. (Cox) to assume ownership and management control of Sprint Spectrum Holding Company, L.P. (Sprint PCS), the registrant's wireless joint venture with the three cable companies. The registrant will issue shares of a new common stock that tracks its wireless operations ("Sprint PCS Stock") to the cable companies in exchange for their interests in Sprint PCS and PhillieCo, L.P. (a partnership of the registrant, TCI and Cox offering PCS service in the Philadelphia MTA) and will issue Sprint PCS Stock to the public in an initial public offering.

	The agreement provides that the registrant will assume full ownership and management control of Sprint PCS and PhillieCo in a series of steps over the next several months.

	Initially, the cable companies will receive a 47 percent economic interest in Sprint PCS Stock in exchange for their interests in Sprint PCS and PhillieCo. The registrant's initial share will be 53 percent. The cable companies will not have special governance rights in Sprint PCS or the registrant and will be issued low vote shares of Series 2 PCS Stock.

	The next step will be to combine, under the Sprint PCS name, Sprint PCS, PhillieCo and the PCS licenses wholly-owned by the registrant through its subsidiary, SprintCom, Inc.

	The agreement also contemplates an initial public offering of Sprint PCS Stock (IPO) to occur concurrently with the above steps.
The IPO would be targeted to raise between $500 million and $1 billion for the wireless operations. The ownership split established after the initial allocation of shares (i.e., the 53-47 split) would be proportionately reduced by the amount of ownership interests issued in connection with the IPO.

	Approximately 90 days after the restructuring and the IPO, the registrant will recapitalize itself with two new common stocks.
Sprint FON Stock will track the performance of the registrant's local and long distance operations, as well as its directories and distribution businesses, emerging businesses and Global One joint venture. Sprint PCS Stock will track the registrant's wireless holdings.

	It is expected that each share of the registrant's existing common stock will be converted into one share of Sprint FON Stock and a fractional share of Sprint PCS Stock in a tax-free transaction. The registrant's stockholders will then own shares of both the Sprint FON Stock and Sprint PCS Stock. The restructuring agreement provides the registrant with the option to reverse the sequence of the IPO and the recapitalization. The transaction is subject to approval by the registrant's stockholders.

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	At the time of the restructuring and the IPO, France Telecom and Deutsche Telekom will purchase a sufficient number of shares of Series 3 PCS Stock to maintain their overall 20 percent voting interest in the registrant.

	France Telecom and Deutsche Telekom will retain their existing Class A Common Stock. Following the recapitalization, the Class A Common Stock will represent interests in both the Sprint FON Stock and the Sprint PCS Stock. Voting rights of the Class A Common Stock will be based on the voting power of the underlying stocks.

	France Telecom and Deutsche Telekom together have anti-dilution rights allowing them to maintain a 20 percent voting interest in the registrant. Stock purchases at or subsequent to the restructuring and the IPO will be in voting Series 3 FON Stock and Series 3 PCS Stock. Board representation for France Telecom and Deutsche Telekom would be based on the aggregate voting power of the Class A Common Stock, the Series 3 FON Stock and the Series 3 PCS Stock.

	Additional information concerning the restructuring is contained in the news release, a copy of which is filed as Exhibit 99(A) hereto and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.


(c)		Exhibits.

2		Restructuring and Merger Agreement By and Among Sprint
		Corporation, Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their subsidiaries, dated as of May 26, 1998.

99(A)		News Release relating to the execution of an Agreement with
		Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their subsidiaries.

99(B)		Master Restructuring and Investment Agreement Among Sprint
		Corporation, France Telecom S.A. and Deutsche Telekom AG, dated as of May 26, 1998.

Sprint Corporation agrees to furnish to the Securities and Exchange Commission, upon request, a copy of the schedules and exhibits to Exhibit No. 2 and Exhibit No. 99(B).

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					SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


						SPRINT CORPORATION


Date: June 1, 1998		By: 	/s/ Michael T. Hyde
						Michael T. Hyde, Assistant
									Secretary

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					EXHIBIT INDEX



Exhibit
Number	Description							   Page

2		Restructuring and Merger Agreement By and
		Among Sprint Corporation, Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their subsidiaries, dated as of May 26, 1998.

99(A)		News Release relating to the execution of an
		Agreement with Tele-Communications, Inc., Comcast
		Corporation, Cox Communications, Inc. and certain of their subsidiaries.

99(B)		Master Restructuring and Investment Agreement
		Among Sprint Corporation, France Telecom S.A. and
		Deutsche Telekom AG, dated as of May 26, 1998.

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